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                                                                       Exhibit 1

                  NEW ENGLAND VARIABLE LIFE INSURANCE COMPANY
                       Actions of the Board of Directors
                             Effective July 1, 1994


     The following actions of NEW ENGLAND VARIABLE LIFE INSURANCE COMPANY (the "Company") are taken, effective July 1, 1994, by the execution hereof by the undersigned, who constitute all members of the Company's Board of Directors. These actions have the same effect for all purposes as resolutions duly adopted at a meeting of the Board of Directors.


                    Establishment of Variable Annuity Account
                    -----------------------------------------

RESOLVED:  That the Company establish a separate account, to be known as "New
           England Variable Annuity Separate Account" (the "Variable Account") or such other name as shall be determined by the Chairman of the Board, in accordance with the provisions of Section 2932 of the Delaware Insurance Code for the purpose of investing payments received under variable annuity contracts issued by the Company (the "Contracts"); that the portion of the assets of the Variable Account equal to the reserves and other contract liabilities of the Variable Account not be chargeable with liabilities arising out of any other business the Company may conduct; that the assets of the Variable Account be invested in shares of the New England Zenith Fund or, in lieu thereof or in addition thereto, in the shares of any other investment company registered under the Investment Company Act of 1940, at the net asset value of such shares; and that all steps deemed necessary or appropriate be taken to comply with applicable federal and state laws in order that the Contracts may be sold in all jurisdictions in which the Company is authorized to conduct a variable annuity business.

                    Registration of Variable Annuity Account
                    ----------------------------------------

RESOLVED:  That the Variable Account be organized as a unit investment trust, that it be registered, if necessary or appropriate, with the United States Securities and Exchange Commission under the Investment Company Act of 1940, and that the Contracts be registered for sale under the Securities Act of 1933; that for that purpose the Chairman of the Board, the President, the Secretary, the General Counsel and the Chief Actuary hereby are severally authorized and empowered to execute and file or cause to be filed with the Securities and Exchange Commission, in the name of and on behalf of the Company and the Variable Account, a Notification of Registration on Form N-8A and a Registration Statement on Form N-4, or on any other forms which the rules of said Commission may permit and to take all other actions which are necessary in
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           connection with the offering of the Contracts for sale and the operation of the Variable Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the individual or individuals so acting shall deem necessary or appropriate; and that H. James Wilson or his successor as General Counsel of the Company is hereby appointed as agent for service under any such registration statements duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto.

                      Services and Distribution Agreements
                      ------------------------------------

RESOLVED:  That the Chairman of the Board, the President, the Secretary and the
           General Counsel hereby are severally authorized and empowered to execute such agreement or agreements as are deemed necessary and appropriate including but not limited to an agreement under which New England Mutual Life Insurance Company will provide all services required to sell, issue and maintain the Contracts, and an agreement under which New England Securities Corporation will act as principal underwriter and distributor for the Contracts and may provide certain other services for the Variable Account.


                                           _______________________
                                           Edward C. Hall

                                           _______________________
                                           Kernan F. King

                                           _______________________
                                           Robert E. Schneider

                                           _______________________
                                           Robert A. Shafto

                                           _______________________
                                           Daniel J. Toran

                                           _______________________
                                           Frederick K. Zimmermann